Exhibit 5

September 27, 2004


Western Massachusetts Electric Company
174 Brush Hill Avenue
West Springfield MA 01090

     RE:  Western Massachusetts Electric Company
          Senior Notes

Ladies and Gentlemen:

I am Assistant General Counsel of Northeast Utilities Service Company, a service company affiliate of Western Massachusetts Electric Company (the "Company"), and have acted as counsel to the Company in connection with the sale of $50,000,000 in the aggregate principal amount of the Company's Senior Notes, Series B, Due 2034 (the "Series B Notes") pursuant to an underwriting agreement dated September 20, 2004 with Morgan Stanley & Co. Incorporated as representative of the underwriters named therein. The Series B Notes were issued pursuant to an Indenture, dated as of September 1, 2003 between the Company and The Bank of New York, as Trustee, as supplemented, and as further supplemented by a Supplemental Indenture dated as of September 1, 2004 (as amended, the "Senior Note Indenture"). The Company had registered $110 million of its Senior Notes with the Securities and Exchange Commission under the Securities Act of 1933, as amended pursuant to a registration statement on Form S-3 (File No. 333-108712, the "Registration Statement").

I have examined originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Series B Notes are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

     A. I express no opinion regarding the effectiveness of any waiver in respect of the Series B Notes of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

     B.      My opinions set forth above are subject to the effect of
(a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Series B Notes or the Senior Note Indenture, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor's rights generally.

     C. In addition, I express no opinion as to any provisions of the Series B Notes or the Senior Note Indenture regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Series B Notes or the Senior Note Indenture, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Series B Notes or the Senior Note Indenture.

      D. This opinion is limited to the current laws of the State of New York, the current federal laws of the United States, and to the limited extent set forth below, the current laws of the Commonwealth of Massachusetts, and to the facts as they exist on the date hereof. I am not admitted to practice law in the Commonwealth of Massachusetts, but I am generally familiar with the laws of such Commonwealth and have made such inquiries as I considered necessary to render my opinion. I express no opinion as to matters involving the laws of any jurisdiction other than the States of New York and the Commonwealth of Massachusetts and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to our attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and Underwriting Agreement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Series B Notes from you).


I hereby consent to filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed on September
27, 2004, which is incorporated by reference in the Registration Statement.


                    Very truly yours,

                     /s/  Jeffrey  C. Miller
                    Jeffrey  C. Miller
                    Assistant General Counsel